Exhibit 99.1

NEWS RELEASE

Kinetik Prices $500 Million Sustainability-Linked Senior Notes Offering Due 2028

HOUSTON & MIDLAND, Texas, December 4, 2023 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik”) today announced that its subsidiary, Kinetik Holdings LP (the “Issuer”), has priced its previously announced offering of $500 million sustainability-linked senior notes due 2028 (the “Senior Notes”). The Senior Notes were priced at par. The Senior Notes mature on December 15, 2028, pay interest at the rate of 6.625% per year and are payable on June 15 and December 15 of each year. The first interest payment will be made on June 15, 2024. The Senior Notes will be fully and unconditionally guaranteed by Kinetik.

The Issuer intends to use the net proceeds from the Offering, together with cash on hand and borrowings under its revolving credit facility, to repay a portion of the outstanding borrowings under its existing Term Loan Credit Facility (“Term Loan”). The Offering is expected to close on December 6, 2023, subject to customary closing conditions. The Issuer has received approvals from the lenders party to the Term Loan to enter into a First Amendment to the Term Loan concurrently with the closing of the Offering, which will amend certain provisions, including, among other things, extending the maturity to June 8, 2026, effective upon prepayment of loans thereunder in an aggregate principal amount of no less than $500 million.

The interest rate on the Senior Notes will be linked to Kinetik’s performance against sustainability performance targets related to greenhouse gas (“GHG”) and methane emissions reduction targets and the representation of women in corporate officer positions. Kinetik published a Sustainability-Linked Financing Framework (the “Framework”) on May 16, 2022 and obtained a second party opinion (“SPO”) on the Framework from ISS ESG. The Framework and the SPO are available on Kinetik’s website.

The Senior Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The Senior Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

PRICES BOND OFFERING — PAGE 2 of 2

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Kinetik’s future plans, expectations, and objectives for Kinetik’s operations, including statements about strategy, synergies, and future operations, sustainability initiatives, the Offering, the use of proceeds therefrom and the amendment of the Term Loan. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Investors:	(713) 487-4832	Maddie Wagner
	(713) 574-4743	Alex Durkee

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